UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2005

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	On May 5, 2005, Pinnacle Data Systems, Inc. (the “Registrant”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Registrant’s independent registered public accounting firm. The decision to dismiss Deloitte was made by the Audit Committee of the Board of Directors and approved by the full Board of Directors. The reports of Deloitte on the financial statements of the Registrant for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Registrant’s two most recent fiscal years and through May 5, 2005 there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their reports on the financial statements of the Registrant for such years.

(b)	On May 5, 2005, the Registrant engaged Hausser + Taylor LLP (“Hausser”) as its new independent registered accounting firm to audit the Registrant’s financial statements for the fiscal year ending December 31, 2005. The decision to engage Hausser was made by the Audit Committee and approved by the full Board of Directors. Neither the Registrant nor someone on behalf of the Registrant consulted with Hausser regarding any of the items listed in Item 304(a)(2) of Regulation S-B.

The Registrant issued a press release on May 9, 2005 disclosing these events, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP

99.1	Press Release dated May 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Michael R. Sayre
Michael R. Sayre,
Executive Vice President and Chief Financial Officer

Dated: May 10, 2005